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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of REMEC, Inc. for the registration of 2,197,359 shares of its common stock and to the inclusion therein of our report dated February 27, 1998, with respect to the consolidated financial statements of REMEC, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP

                                             /s/ Ernst & Young

San Diego, California
March 1, 1999